POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, hereinafter called the "Corporation" and certain directors and officers of the Corporation, do hereby constitute and appoint James E. Stowers, III, William M. Lyons, Douglas A. Paul, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation in its behalf and to affix its corporate seal, and to sign the names of each of such directors and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; the Registration Statement on Form N-14 and any amendments or supplements thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the Corporation has caused this Power to be executed by its duly authorized officers on this the 15th day of January, 1998.

                                      AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                      (A California Corporation)

                                      By: /s/ Richard W. Ingram
                                          Richard W. Ingram, President


                         SIGNATURE AND TITLE

/s/ James E. Stowers III                       /s/ Isaac Stein
James E. Stowers, III                          Isaac Stein
Chairman                                       Director

/s/ Albert A. Eisenstat                        /s/ Jeanne D. Wohlers
Albert A. Eisenstat                            Jeanne D. Wohlers
Director                                       Director

/s/ Ronald J. Gilson                           /s/ William M. Lyons
Ronald J. Gilson                               William M. Lyons
Director                                       Director

/s/ Myron S. Scholes                           /s/ Maryanne Roepke
Myron S. Scholes                               Maryanne Roepke
Director                                       Treasurer

/s/ Kenneth E. Scott                           Attest:
Kenneth E. Scott
Director                                       By: /s/ Douglas A. Paul
                                                   Douglas A. Paul, Secretary